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7

SUBSIDIARIES OF THE REGISTRANT

Exhibit 21.1

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                                                             JURISDICTION OF      PERCENTAGE
NAME                 OWNER                  U.S. FEIN         INCORPORATION       OWNERSHIP
----------   ----------------------         ----------    ---------------------   ----------
NACO, Inc. .............................    36-3525574    Delaware, U.S.             100%
             ABC-NACO Inc.
2001 Butterfield Road
Downers Grove, IL  60515

National Castings Inc. .................    36-3366864    Delaware, U.S.             100%
             NACO Inc.
110 N. 25th Avenue
Melrose Park, IL  60160

NACO Flow Products, Inc. ...............    42-1302332    Delaware, U.S.             100%
             National Castings Inc.
f/k/a Keokuk Steel
Castings Co., Inc.
600 Morgan Street
Keokuk, IA  52632

National Engineered ....................    42-1375026    Iowa, U.S.                 100%
             National Castings Inc.
Products Company, Inc.
A/k/a NEPCO
128 Collins Road
Richmond, TX  77469

ABC-NACO Europe Ltd. ...................        N/A       Scotland, UK               100%
             National Castings Inc.
f/k/a Glencast Limited
Kirkland Works
Leven, Fife KY8 2LE
Scotland

Dominion Castings Limited ..............        N/A       Ontario, Canada            100%
             National Castings Inc.
100 Depew Street
Hamilton, Ontario L8L 8G1
Canada

National Castings de Mexico ............        N/A       United Mexican States        1%
             National Castings Inc.
S.A de C.V. ............................                                              99%
             ABC-NACO de Mexico
Corredor Industrial S/N ................
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
S.A. de C.V.
Cd. Sahagun, Hidalgo
43990 Mexico

NACO Europe AB.........................           N/A    Sweden                      100%
             NACO, Inc.
Box 1343
Herserudsvagen 18
S-181 25 Lidingo
Sweden

ABC-NACO Latino America,...............           N/A    United Mexican States        99%
             NACO, Inc.
S.A. de C.V............................                                                1%
             National Castings Inc.
Corredor Industrial S/N
Cd. Sahagun, Hidalgo
43990 Mexico

Servicios National Castings,...........           N/A    United Mexican States        99%
             ABC-NACO, S.A. de C.V.
Corredor Industrial S/N................                                                1%
             National Castings Inc.
Cd. Sahagun, Hidalgo
43990 Mexico

Comercializadora National..............           N/A    United Mexican States        99%
             ABC-NACO, S.A. de C.V.
Castings, S.A. de C.V..................                                                1%
             National Castings Inc.
Corredor Industrial S/N
Cd. Sahagun, Hidalgo
43990 Mexico

ABC-NACO Servicios.....................           N/A    United Mexican States        99%
             ABC-NACO, S.A. de C.V.
Ferroviares, S.A. de C.V...............                                                1%
             National Castings Inc.
Ave. Mario Colin S/N Esquina Miraflores
Valle de Ceylan
Tlalnepantla, Estado de Mexico, 54150

ABC Rail French Holdings, Inc..........    36-4019618    Delaware, U.S.              100%
             ABC-NACO Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515

ABC Rail Products......................    36-4096911    Delaware, U.S.              100%
             ABC-NACO Inc.
China Investment Corporation
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515

ABC Rail (Virgin Islands) Corporation..    66-0477167    U.S. Virgin Islands         100%
             ABC-NACO Inc.
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
The Guardian Building
Havensight
St. Thomas, VI 63033

Cometna Companhia Metalurgica                        N/A       Portugal              100%
             ABC-NACO Europe Ltd
Nacional, S.A.
1675-901 Famoes
Portugal

The AIMS Group Inc........................    36-4426467       Delaware              100%
1387 Cassat Avenue
Jacksonville, FL 32205

BuyMetalCastings Inc......................    36-4418809       Delaware              100%
126 Collins Road
Richmond, TX 77469
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